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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8 - K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): September 29, 2000


                                ONI SYSTEMS CORP.
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             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



             000-30633                                77046-9657
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      (Commission File Number)               (IRS Employer Identification No.)



      166 Baypointe Parkway, San Jose, California               95134-1621
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      (Address of Principal Executive Offices)                 (Zip Code)



                                 (408) 965-2600
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              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5:           Other Events.
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     On September 28, 2000, ONI Systems filed two registration statements with the Securities and Exchange Commission:

     . a registration statement providing for an underwritten public offering of 8,000,000 shares of Common Stock of which 5,026,914 shares are being offered by ONI and 2,973,086 shares are being offered by certain stockholders of ONI (Registration No. 333-46782), and

     . a registration statement for an underwritten public offering of $250 million of Convertible Subordinated Notes due in 2005 (Registration No. 333-46784).

     In connection with these filings, Goldman, Sachs & Co., representative of the underwriters in ONI Systems' May 31, 2000 initial public offering, has authorized an early release of approximately 14,300,000 shares from the 180-day lock-up agreements, which stockholders signed in connection with the Company's initial public offering. The released shares are expected to become available for sale on October 2, 2000. See "Shares Eligible for Future Sale". These shares are owned by stockholders who have agreed to enter into new lock-up agreements in connection with the registration statements covering Common Stock and Convertible Subordinated Notes filed on September 28, 2000 with the Securities and Exchange Commission.

     In addition, if additional stockholders enter into a lock-up agreement in connection with the proposed offerings, up to approximately two million additional shares may first become available for sale on October 2, 2000 rather than on the third day following the release of our third quarter financial results or November 28, 2000 as reflected in the Shares Eligible for Future Sale table.

     In the future, we may issue additional shares of common stock upon conversion or redemption of the convertible subordinated notes to be offered by us in the proposed offering.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by this section. Except for historical information, the matters discussed in this Current Report are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. For example, the timing of when shares eligible for resale are resold in the public market is difficult to predict. These risks and uncertainties are described from time-to-time in ONI's filings with the Securities and Exchange Commission, including ONI's final Prospectus dated May 31, 2000 for its initial public offering, ONI's report on Form 10-Q for the quarter ended June 30, 2000, the registration statements relating to ONI's current public offerings and other documents on file with the SEC.

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                         SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options and warrants, in the public market could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

     Upon the completion of the proposed offerings, we will have 131,170,380 shares of common stock outstanding, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options or warrants, based on shares outstanding as of June 30, 2000. Of these shares,

     . 8,000,000 shares to be sold by us and the selling stockholders in the proposed offerings,

     .    9,200,000 shares sold in our initial public offering, and

     . 9,371,392 other shares sold in the public market prior to the proposed offerings or eligible for resale in the public market at the time of this offering are freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 promulgated under the Securities Act, may only be sold in compliance with limitations described below. The remaining 104,598,988 shares of common stock will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as the exemptions provided under Rule 144, 144(k) or 701 promulgated under the Securities Act, which rules are summarized below. As a result of the lock-up agreements described below under "--Lock-up Agreements" and the provisions of Rules 144, 144(k) and 701, we anticipate that additional shares will be available for sale in the public market as follows:


Number of Shares    Comment
----------------    -------
 14,268,898         On October 2, 2000, these shares are expected to be
                    released from the lock-up relating to our initial public offering, if a sufficient number of existing stockholders enter into lock-up agreements in connection with the proposed offerings; these shares are saleable under Rule
                    144 (subject in some cases to volume limitations), Rule
                    144(k) or Rule 701 (subject in some cases to rights of repurchase by ONI Systems) to rights of repurchase by ONI
                    Systems).

  1,628,250         On the third day following the release of our third quarter financial results, if the closing price of the common stock has been at least $50.00 for 20 of the 30 prior trading days, these shares will be released from the lock-up agreement related to our initial public offering.

  4,233,449         On November 28, 2000, the 180-day lock-up relating to our
                    initial public offering terminates and these shares are saleable under Rule 144 (subject in some cases to volume limitations), Rule 144(k) or Rule 701 (subject in some cases to rights of repurchase by ONI Systems).

  3,259,539         From December 22-30, 2000, these shares are saleable under
                    Rule 144.

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  9,469,156         91 days from the date of the prospectuses in our proposed
                    offerings, the 90-day lock-up relating to the proposed offering terminates and these shares are saleable under Rule 144 (subject in some cases to volume limitations), Rule 144(k) or Rule 701 (subject in some cases to a right of repurchase by ONI Systems).

    339,000         On March 9, 2001, these shares are saleable under Rule 144.

    969,697         On May 9, 2001, these shares are saleable under Rule 144.

    560,000         On June 6, 2001, these shares are saleable under Rule 144.

     Some of the shares in the table above listed as not being saleable until 91 days after the date of this prospectus may become saleable at a sooner date, as described below. In addition, if additional stockholders enter into a lock-up agreement in connection with the proposed offerings, up to approximately two million additional shares may first become available for sale on October 2, 2000 rather than on the third day following the release of our third quarter financial results or November 28, 2000 as reflected in the table above.

Lock-Up Agreements

     In connection with the proposed offerings, ONI Systems and some holders of our common stock, including each of our officers and directors, have entered into lock-up agreements under which they have agreed not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of our common stock or options to acquire shares of our common stock during the 90-day period following the date of this offering, without the prior written consent of Goldman, Sachs & Co. These restrictions will expire with respect to:

     . 14,268,898 shares held by the holders subject to these lock-up agreements on or about October 2, 2000, if a sufficient number of existing stockholders enter into lock-up agreements in connection with this offering; and

     . 21,307,962 shares held by the holders subject to these lock-up agreements on the date that is 60 days after the date of this offering, provided the last reported sale price of our common stock is at least 125% of the initial price to public of the shares sold in this offering for 20 of the 30 trading days preceding that date.

     Our employees, other than our officers, have not entered lock-up agreements with the underwriters. However, under prior agreements these employees have agreed with ONI Systems to be bound by the restrictions of the lock-up agreements. These agreements with ONI Systems do not restrict transactions by those shareholders to hedge their shares. However, hedging transactions are not permitted by ONI Systems' insider trading policy. ONI Systems has agreed with the underwriters in the proposed offerings that it will take reasonable steps to enforce these agreements and policies and that it will not amend or waive these agreements or this policy without the underwriters' prior written consent.

     Goldman, Sachs & Co. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements.

     For stockholders who have not agreed to the 90-day lock-up period described above and who are not employees of ONI Systems, the 180-day restriction relating to our initial public

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offering will expire as to 25% of their shares subject to the restriction, an aggregate of 4,233,449 shares, on the date that is two days after we have made our financial statements for the fiscal quarter ending September 30, 2000 publicly available, if the reported last sale price of our common stock on the Nasdaq National Market for 20 of the 30 trading days ending on the last trading day preceding that date is at least $50.00 per share.

     Our insider trading policy prohibits employees from selling shares from the first day of the last month of each quarter until the third day following the release of financial results for the quarter. As a result, the release of shares held by them under lock-up agreements, as reflected in the Shares Eligible for Future Sale table above, may be delayed until our insider trading policy permits sales by employees. For example, as a result of our insider trading policy, 539,682 shares will first become eligible for resale on the third day following the release of our third quarter financial results rather than September 6, 2000 or October 2, 2000.

Rule 144

         In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock, which will be approximately 1,311,704 shares immediately after this offering, or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of the sale is filed. In addition, a person who is not deemed to have been an affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell these shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date of transfer from the affiliate.

Rule 701

     In general, under Rule 701 of the Securities Act, any of our employees, officers, directors, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement is eligible to resell those shares in reliance on Rule 144, but without compliance with certain restrictions, including the holding period contained in Rule 144.

Stock Options

     As of June 30, 2000, options to purchase a total of 20,249,990 shares of common stock were outstanding. We filed Form S-8 registration statements under the Securities Act to register all shares of common stock subject to outstanding options, all shares of our common stock issued upon exercise of stock options and all shares of our common stock issuable under our stock option and employee stock purchase plans. Accordingly, shares of our common stock issued under these plans will be eligible for sale in the public markets, subject to vesting restrictions and the lock-up agreement described above.

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Registration Rights

     Following the proposed offerings, subject to specified blackout periods, holders of approximately 79 million shares of outstanding common stock will have two demand registration rights with respect to their shares of our common stock, subject to the lock-up arrangements described above, to require us to register their shares of our common stock under the Securities Act, or rights to participate in any future registration of securities by us. If the holders of these registrable securities request that we register their shares, and if the registration is effected, these shares will become freely tradable without restriction under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29,2000

                                               ONI SYSTEMS CORP.



                                           By: /s/ Michael A. Dillon
                                               -----------------------------
                                               Michael A. Dillon
                                               Vice President, General Counsel
                                               and Secretary

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                                  EXHIBIT INDEX


Exhibit
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99.01    Press Release titled "ONI Systems Announces Early Release of Shares of
         Common Stock".

99.02 Press Release titled "ONI Systems Files Registrations Statements for Public Offerings".

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